UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Amending Form 8-K filed with the SEC on March 18, 2015

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR THE AMENDMENT

We are amending our Form 8-K filed with the SEC on March 18, 2015 as a result of comments we received from the SEC.

ITEM 4.01           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

We have completed a reverse acquisition of Amazing Energy, Inc., a Nevada corporation ("AEI"). AEI's auditors were MaloneBailey, LLP., ("Malone Bailey") Houston, Texas.  Our auditors were DeCoria, Maichel & Teague, P.S. ("DMT") of Spokane, Washington.  MaloneBailey has elected not to continue as auditors for AEI because they believed that they violated the SEC's and PCAOB's independence rules as they relate to the July 31, 2014 and 2013 audit of Amazing Energy, Inc.'s financial statements.  The July 31, 2014 and 2013 financial statements were prepared and issued under the AICPA rules, which allow auditors to assist in the preparation of financial statements.   During their internal investigation, MaloneBailey, LLP discovered that it linked an Excel file to the final numbers in their trial balance database, and this Excel file was the basis for the July 31, 2014 and 2013 financial statements. These same financial statements were then included in the comparative financial statements that were filed in the Schedule 14-C sent to our shareholders. As a result, MaloneBailey, LLP withdrew its PCAOB audit report dated January 22, 2015 in connection with the audit of Amazing Energy, Inc.'s financial statements for the years ended July 31, 2014 and 2013, which were included in the Schedule 14-C filed with the Securities & Exchange Commission on February 20, 2015.  MaloneBailey subsequently reissued their audit report for the years ended July 31, 2014 and 2013 in accordance with AICPA auditing standards.

We are hereby restating that our auditors will continue to be DMT.  Our fiscal year end has been changed to July 31 to conform to the year-end of AEI.  The continued retention of DMT was approved by our board of directors on July 2, 2015.  DMT will audit our annual financial statements for the years ending July 31, 2015 and July 31, 2014.

DMT's report on the Company's (legal acquirer) consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and 2012, and through April 30, 2015, there were no disagreements with DMT on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of DMT, would have caused DMT to make reference to the subject matter in connection with their audit report on the Company's consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-K.

We provided MaloneBailey with a copy of this disclosure on August 5, 2015, requesting MaloneBailey to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of the letter furnished by MaloneBailey in response to that request, dated August 6, 2015 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIUM REVIEW.

We have completed a reverse acquisition of Amazing Energy, Inc., a Nevada corporation ("AEI"). AEI's auditors were MaloneBailey, LLP., ("Malone Bailey") Houston, Texas.  Our auditors were DeCoria, Maichel & Teague, P.S. ("DMT") of Spokane, Washington.  MaloneBailey has elected not to continue as auditors for AEI because they believed that they violated the SEC's and PCAOB's independence rules as they relate to the 2013 audit of Amazing Energy, Inc.'s financial statements.  The July 31, 2014 and 2013 audit 2013 financial statements were prepared and issued under the AICPA rules, which allow auditors to assist in the preparation of financial statements.   During their internal investigation, MaloneBailey, LLP discovered that it linked an Excel file to the final numbers in their trial balance database, and this Excel file was the basis for the July 31, 2014 and 2013 financial statements. These same financial statements were then included in the comparative financial statements that were filed in the Schedule 14-C sent to our shareholders. As a result, MaloneBailey, LLP withdrew its PCAOB audit report dated January 22, 2015 for the years ended July 31, 2014 and 2013 in connection with the audit of Amazing Energy, Inc.'s financial statements for the years ended July 31, 2014 and 2013, which were included in the Schedule 14-C filed with the Securities & Exchange Commission on February 20, 2015.  MaloneBailey subsequently reissued their audit report for the years ending July 31, 2014 and 2013 in accordance with AICPA auditing standards.

We did not become aware of the foregoing until we were advised by MaloneBailey on March 13, 2015.

Our audit committee discussed the matter with MaloneBailey and with DMT.

MaloneBailey advised us on March 13, 2015 to file a Form 8-K advising the public of the foregoing and filing the AICPA audit report to replace the PCAOB audit report.

A copy of the letter furnished by MaloneBailey in response to that request, dated July 31, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

16.1	Letter from MaloneBailey, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of August, 2015.

AMAZING ENERGY OIL AND GAS, CO.

BY:	JED MIESNER
Jed Miesner, President